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March 24, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re: Brilliant N.E.V. Corp. (Commission File No. 333-213698)

Current Report on Form 8-K dated March 24, 2026 – Item 4.01

Dear Sir/Madam:

We have read the disclosures set forth in Item 4.01 of the above-referenced Current Report on Form 8-K of Brilliant N.E.V. Corp. (the “Company”) and, insofar as they relate to our firm, we agree with such statements.

Very truly yours,

/s/ RH CPA
RH CPA